As filed with the Securities and Exchange Commission on October 8, 2002
                                                Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           --------------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------



                          COLUMBIA BANKING SYSTEM, INC.
               ---------------------------------------------------
               (Exact name of Company as specified in its charter)



          WASHINGTON                                            91-1422237
-------------------------------                              ----------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                     1301 A STREET, TACOMA, WASHINGTON 98402
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                   2000 AMENDED AND RESTATED STOCK OPTION PLAN
                   -------------------------------------------
                            (Full Title of the Plan)


                             WILLIAM T. WEYERHAUSER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          COLUMBIA BANKING SYSTEM, INC.
                                  1301 A STREET
                            TACOMA, WASHINGTON 98402
                                 (253) 305-1900
            --------------------------------------------------------
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)


                          Copies of communications to:
                        SANDRA L. GALLAGHER-ALFORD, ESQ.
                           DAVIS WRIGHT TREMAINE, LLP
                         1501 FOURTH AVENUE, SUITE 2600
                         SEATTLE, WASHINGTON 98101-1688
                                 (206) 628-7620


                            ------------------------


                         CALCULATION OF REGISTRATION FEE

==========================     ============     ================     ==================     ============
                               Amount to be     Proposed Maximum     Proposed Maximum       Amount of
Title of Securities to be      Registered       Offering Price       Aggregate Offering     Registration
Registered                     (1) (2)          Per Share(3)         Price (3)              Fee (1) (3)
--------------------------     ------------     ----------------     ------------------     ------------
Common Stock issuable upon
exercise of options            740,300          $12.15               $8,721,407.68          $802.37
==========================     ============     ================     ==================     ============



(1) Pursuant Form S-8, General Instruction E, of the Securities Act of 1933, this Registration Statement registers 740,300 additional shares of common stock issuable under the Company's 2000 Amended and Restated Stock Option Plan, which, as amended effective April 25, 2000 (the "Plan"), provides for the issuance of up to 1,095,734 shares of common stock. The Company previously registered, on Registration Statement No. 333-40316, the 454,781 shares of common stock issuable under the Company's 2000 Amended and Restated Stock Option Plan, as amended in 1997. The Company paid the Securities and Exchange Commission a fee of $2,010.72 in connection with that registration statement. The amount to be registered accounts for the following dividends: On May 15, 2001, the Company announced a 10% stock dividend payable on June 15, 2001, to shareholders of record as of May 29, 2001. On April 2, 2002, the Company announced a 5% stock dividend payable on April 30, 2002, to shareholders of record as of April 16, 2002.

(2) This Registration Statement also includes an indeterminable number of additional shares that may become issuable (a) as a result of terminated, expired or surrendered options to purchase the Company's common stock issued under the Plan, and (b) pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on (a) the exercise prices of options to acquire 441,055 shares of the Company's common stock which have been granted under the 2000 Amended and Restated Stock Option Plan and which range from $9.10 to $14.07 per share, and (b) the average of the high and low prices of the common stock quoted on October 4, 2002, by the Nasdaq National Market System with respect to 299,245 shares of common stock as to which options have not been granted as of the date of filing this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Columbia Banking System, Inc. (the "COMPANY") will send or give the documents containing the information required by Part I of this registration statement on Form S-8 (the "REGISTRATION STATEMENT") to each participant in the Company's Amended and Restated Stock Option Plan, as amended effective April 25, 2000 (the "PLAN"), as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "SECURITIES ACT"). Such documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------
* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

1. The Company's Annual Report on Form 10-K for the fiscal year ended DECEMBER 31, 2001.

2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE Act") since the end of the fiscal year covered by the Company's Form 10-K referred to in (1) above.

3. The Company's registration statement on Form S-2 (No. 333-14465) filed with the SEC on October 18, 1996, and Amendment No. 1 and Amendment No. 2 to the Form S-2 filed with the SEC on October 28, 1996 and November 6, 1996, respectively, as to the description of the Company's securities.

4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Washington Business Corporation Act, RCW Chapter 23B.08, authorizes indemnification of directors, officers and employees under certain circumstances. The Company's Amended and Restated Articles of Incorporation provide, among other things, for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment penalty, settlement or fine against, a current or former director in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of employment, and which was not the result of conduct finally adjudged to be "egregious conduct." "Egregious conduct" is defined as acts of omissions that involve intentional misconduct, a knowing

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
violation of law, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Amended and Restated Articles of Incorporation also include a provision that limits the liability of directors of the Company from any personal liability to the Company or its shareholders for monetary damages not found to have been egregious. The Company has purchased an officers and directors liability insurance policy which provides for insurance of directors and officers of the Company against certain liabilities they may incur in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as a part of this Registration
Statement:

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1      Amended and Restated Articles of Incorporation (3)
4.2      Restated Bylaws (1)
4.3      2000 Amended and Restated Stock Option Plan (2)
5.1      Opinion of Davis Wright Tremaine LLP (4)
23.1     Consent of Davis Wright Tremaine LLP (contained in opinion filed as Exhibit 5.1)
23.2     Consent of Deloitte & Touche LLP (4)
24       Power of Attorney (4)
-------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.
(2) Incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 2000.
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(4) Filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a)  The Company hereby undertakes to do the following:

              (1) File, during any period in which it offers or sells
                  securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

              (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, October 7, 2002.


                                              COLUMBIA BANKING SYSTEM, INC.

                                              By:  /s/ William T. Weyerhaeuser
                                                   ---------------------------
                                                   William T. Weyerhaeuser
                                                   Chief Executive Officer




         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on September 25, 2002.

William T. Weyerhaeuser         Chairman and Chief Executive Officer
Melanie J. Dressel              Director, President and Chief Operating Officer
Richard S. DeVine               Director
Jack Fabulich                   Director
John P. Folsom                  Director
John A. Halleran                Director
Thomas M. Hulbert               Director
Thomas L. Matson                Director
Donald Rodman                   Director
James M. Will                   Director

William T. Weyerhaeuser, by signing his name below, signs this Registration Statement pursuant to powers of attorney duly executed by the persons named above, filed with the SEC as an exhibit to this Registration Statement, on behalf of such persons, all in the capacities and on the date stated. Such persons represent all of the Company's directors.


/s/ William T. Weyerhaeuser
---------------------------------
William T. Weyerhaeuser, Chairman
Attorney-in-fact







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


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
4.1              Amended and Restated Articles of Incorporation (3)
4.2              Restated Bylaws (1)
4.3              2000 Amended and Restated Stock Option Plan (2)
5.1              Opinion of Davis Wright Tremaine LLP (4)
23.1             Consent of Davis Wright Tremaine LLP (contained in opinion filed as Exhibit 5.1)
23.2             Consent of Deloitte & Touche LLP (4)
24               Power of Attorney (4)

-------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.
(2) Incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 2000.
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(4)  Filed with this Registration Statement.













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